Amendment No. 1 to the Lease Contract of December 2, 2009

AMENDMENT No. 1
TO THE LEASE CONTRACT OF DECEMBER 2, 2009

The Parties

Milan Gottwald (hereinafter the “Landlord”)
birth Id. No. 750219/5327, Tax Id. No. CZ7502195327
residing at Náklo 334, Postal Code: 783 32

and

SENDIO s.r.o. (hereinafter the “Tenant”)
a company established and registered in the Czech Republic
with its registered office in Olomouc, Holická 156/49, Postal Code 77900, Czech Republic
registered in the Commercial Register kept by the Regional Court in Ostrava in Section C, Inset 43097
Id. No.: 281 64 440, Tax Id. No.: CZ28164440
represented by Mr. Philip Glyn Styles and Mr. William Duncan Troy, Executives of the Company

hereby enter into this Amendment No. 1 to the Lease Contract of December 2, 2009:

Article I.

Modification of the Lease Contract

1.1	The Parties agree that the Lease Contract shall be modified and supplemented as follows:

•	Art. IX (1) shall be replaced by the following new wording:

“1.      This Contract is entered into for a fixed term from December 1, 2009 to June 30, 2013. The Parties agree that Section 676 (2) of the Civil Code and Section 9 (3) (a) of Act No. 116/1990 Coll., on lease and sublease of non-residential premises, as amended, shall not apply.”

Article II.

Final Provisions

2.1
This Amendment shall become effective upon acquisition of the ownership title to 300,000 shares in the capital of VU1 Corporation, a company with its registered office at 469 7th Avenue, Suite 356, New York, NY 10018, U.S.A. (VU1 Corporation being the parent company, or the sole shareholder, of the Tenant) by the Landlord.

2.2
The Tenant confirms the validity of its representation contained in Art. II (3) of the Lease Contract and repeats its representations and confirmations contained therein to the full extent also as of the date of conclusion of this Amendment in that the representations and confirmations apply to and encompass also the entire period from the date of conclusion of the Lease Contract to the date of conclusion of this Amendment.

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Amendment No. 1 to the Lease Contract of December 2, 2009

2.2
This Amendment No. 1 contains the entire agreement of the Parties in respect of the modification of the Lease Contract. No other agreement, declaration or promise made by either Party that is not included in this Amendment No. 1 shall be binding for the Parties in relation to the subject of this Amendment No. 1. Article headings are included for convenience of reference only and shall in no respect whatsoever serve for interpretation of the terms and provisions of this Amendment No. 1.

2.3	This Amendment No. 1 has been drawn up in two (2) counterparts, where each Party shall obtain one (1) counterpart.

2.4
The Parties hereby declare and confirm that all the provisions and terms of this Amendment No. 1 modifying the Lease Contract have been agreed between the Parties freely, seriously and accurately, not under duress and strikingly unfavorable conditions, in witness whereof they affix their signatures:

/s/ Milan Gottwald	/s/ Philip Glyn Styles
Milan Gottwald	SENDIO s.r.o.
In Olomouc, on June 22, 2011	represented by Philip Glyn Styles, Executive
In Olomouc, on June 22, 2011

/s/ William Duncan Troy
SENDIO s.r.o.
represented by William Duncan Troy, Executive
In Olomouc, on June 22, 2011

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